SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            ------------------------


                   Date of Report
                   (Date of earliest
                   event reported):        February 1, 2002


                            Regal-Beloit Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        1-7283                     39-0875718
---------------                     ------                     ----------
(State or other                 (Commission File               (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)



                 200 State Street, Beloit, Wisconsin 53511-6254
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (608) 364-8800
                          -----------------------------
                         (Registrant's telephone number)

Item 5.        Other Events.
------         ------------

               On or about February 1, 2002, an action was filed in the United States District Court for the Central District of Illinois against Regal-Beloit Corporation (the "Company") and its Ohio Gear division ("Ohio Gear"). The plaintiffs in the litigation allege that in 1998 and 1999 Ohio Gear supplied defective differential assemblies that were used in transaxles manufactured by the plaintiffs. The alleged defect relates to a component part that Ohio Gear had sourced from a third party supplier. The plaintiffs allege that they have incurred damages in excess of $3.2 million, including repair and replacement costs, lost profits, and loss of goodwill. The plaintiffs seek recovery of $3.2 million plus fees and expenses.

               The Company believes it has both the right to recover costs that it incurs in the litigation from the third party supplier of the defective component part and defenses to the bulk of the plaintiffs' claims. The Company intends to defend its position vigorously in the litigation and to pursue recovery from the third party supplier to the extent that the Company incurs costs in connection with this matter. Given the preliminary stage of the process, the Company cannot currently predict the ultimate outcome of the litigation.

Item 7.        Financial Statements and Exhibits.
------         ---------------------------------

               (a)    Not applicable.

               (b)    Not applicable.

               (c)    Exhibits.  None.
                      --------

                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REGAL-BELOIT CORPORATION



Date:  February 11, 2002              By:/s/ Kenneth F. Kaplan
                                         -------------------------------------
                                         Kenneth F. Kaplan
                                         Vice President, Chief Financial Officer
                                         and Secretary


                                      -3-